Exhibit 99.2

Teknova Announces Closing of $22.9 Million Concurrent Registered Direct Offering and

Private Placement and Amends Credit Facility

HOLLISTER, Calif., Sept. 19, 2023 — Alpha Teknova, Inc. (“Teknova”) (Nasdaq: TKNO), a leading producer of critical reagents for the research, development, and commercialization of novel therapies, vaccines, and molecular diagnostics, today announced the closing of its previously announced registered direct offering for the issuance and sale of an aggregate of 1,086,485 of its shares of common stock at a purchase price of $1.85 per share and concurrent private placement of an aggregate of 11,299,993 of its shares of common stock, at the same purchase price of $1.85 per share. The registered direct offering and the private placement were priced based on the consolidated closing bid price under Nasdaq rules.

The gross proceeds to Teknova from the concurrent offerings are approximately $22.915 million, before deducting offering expenses payable by Teknova. Teknova currently intends to use the net proceeds from the offerings for general corporate purposes, including for the repayment of a portion of Teknova’s outstanding debt obligations.

The securities offered in the registered direct offering were offered and sold by Teknova pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-265987), including a base prospectus, previously filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2022 and declared effective by the SEC on July 12, 2022. The offering of the securities issued in the registered direct offering was made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov.

The offer and sale of the securities in the private placement described above were made in transactions not involving a public offering and have not been registered pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities sold in the private placement may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Amendment to Credit Facility

Concurrent with the equity offerings, Teknova has completed Amendment No. 4 (the “Amendment”) to its Amended Credit Agreement with MidCap Financial Trust (“MidCap”). The Amendment lowers covenants for minimum net revenue and minimum cash. In return, Teknova agreed to an increase of the exit fee and restricted access to the revolving facility until Teknova achieves a minimum net revenue trigger. Teknova has also repaid $10.0 million of principal balance on its term loan to MidCap in connection with the Amendment. This summary of the Amendment does not purport to be complete. Additional information about the Amendment will be available in a Current Report on Form 8-K to be filed by Teknova.

ABOUT TEKNOVA

Teknova makes solutions possible. Since 1996, Teknova has been innovating the manufacture of critical reagents for the life sciences industry to accelerate the discovery and development of novel therapies that will help people live longer, healthier lives. We offer fully customizable solutions for every stage of the workflow, supporting industry leaders in cell and gene therapy, molecular diagnostics, and synthetic biology. Our fast turnaround of high-quality agar plates, microbial culture media, buffers and reagents, and water helps our customers scale seamlessly from RUO to GMP. Headquartered in Hollister, California, with over 200,000 square feet of state-of-the-art facilities, Teknova’s modular manufacturing platform was designed by our team of scientists, engineers, and quality control experts to efficiently produce the foundational ingredients for the discovery and commercialization of novel therapies.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, Teknova’s expectations regarding the anticipated use of proceeds from the offerings. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond Teknova’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties associated with market conditions; demand for Teknova’s products (including the potential delay or pausing of customer orders); Teknova’s assessment of fundamental indicators of future demand across its target customer base; Teknova’s ability to expand its production, commercial, and research and development capabilities; Teknova’s cash flows and revenue growth rate; Teknova’s supply chain, sourcing, manufacturing and warehousing; inventory management; risks related to global economic and marketplace uncertainties, including those related to the impact of the COVID-19 pandemic; reliance on a limited number of customers for a high percentage of Teknova’s revenue; potential acquisitions and integration of other companies; and other factors discussed in the “Risk Factors” section of Teknova’s most recent periodic reports filed with the SEC, including in Teknova’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although Teknova believes that the expectations reflected in its forward-looking statements are reasonable, Teknova does not know whether its expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by Teknova on its website or otherwise. Teknova does not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts: Matt Lowell, Chief Financial Officer, matt.lowell@teknova.com, +1 831-637-1100; Sara Michelmore, MacDougall Advisors, smichelmore@macdougall.bio, +1 781-235-3060; Media Contact: Jennifer Henry, Senior Vice President — Marketing, jenn.henry@teknova.com,+1 831-313-1259